Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2016

21ST CENTURY FOX REPORTS THIRD QUARTER TOTAL SEGMENT

OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION OF $1.88

BILLION, A 12% INCREASE OVER THE PRIOR YEAR QUARTER, ON TOTAL

REVENUE INCREASES OF 6%, AND INCOME FROM CONTINUING

OPERATIONS PER SHARE OF $0.44

NEW YORK, NY, May 4, 2016 – Twenty-First Century Fox, Inc. (“21st Century Fox” or the “Company” — NASDAQ: FOXA, FOX) today reported financial results for the three months ended March 31, 2016.

The Company reported total quarterly revenues of $7.23 billion, an increase of $388 million, or 6%, from the $6.84 billion of revenues reported in the prior year. This revenue growth reflects higher affiliate and advertising revenues at both the Cable Network Programming and Television segments partially offset by lower television production revenues at the Filmed Entertainment segment. The adverse impact of foreign exchange rates in the current quarter impacted revenue growth by $204 million, or 3% in total.

Quarterly total segment operating income before depreciation and amortization (“OIBDA”)(1) of $1.88 billion increased $204 million, or 12%, from the $1.68 billion of quarterly OIBDA reported in the prior year. The increase principally reflects double-digit OIBDA growth at each of the Company’s Filmed Entertainment and Cable Network Programming segments partially offset by lower contributions from the Television segment. The adverse impact of foreign exchange rates impacted OIBDA growth by $110 million, or 7%.

The Company reported quarterly income from continuing operations attributable to stockholders of $844 million ($0.44 per share), compared with $990 million ($0.47 per share) in the prior year. Excluding the net income effects of Other, net and gains and other adjustments related to Sky plc (“Sky”) and Endemol Shine Group included in Equity losses from affiliates, adjusted quarterly earnings per share(2) from continuing operations attributable to stockholders was $0.47 compared with the adjusted year-ago result of $0.42.

Commenting on the results, Executive Chairmen Rupert and Lachlan Murdoch said:

“We delivered significant revenue and earnings growth in the quarter on the strength of gains in affiliate and advertising revenues across our domestic and international cable portfolios as well as at our television segment. Whether it was Fox News outranking all of basic cable for the first time, FX delivering the year’s most watched new cable show with The People v. O.J. Simpson: American Crime Story, or STAR Sports remaking televised sports in India, the unique appeal of our industry leading brands and premium content has never been clearer. This strength extended to our film studio, which broke global box office records and expanded a global franchise with Deadpool, while delivering its second strongest quarterly earnings ever. The demonstrated value of our brands and our outstanding creative content will drive our businesses forward in both the existing and evolving media marketplace.”

(1)

Total segment operating income before depreciation and amortization (“OIBDA”) is a non-GAAP financial measure. See page 11 for a description of total segment OIBDA and for a reconciliation from revenues to total segment OIBDA and from total segment OIBDA to income from continuing operations before income tax expense.

(2)

See page 14 for a reconciliation of reported income and earnings per share from continuing operations attributable to stockholders to adjusted income and adjusted earnings per share from continuing operations attributable to stockholders.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2016

REVIEW OF SEGMENT OPERATING RESULTS

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
	US $ Millions
Revenues:

Cable Network Programming	$3,941	$3,590	$11,108	$10,205
Television	1,299	1,237	4,064	3,908
Filmed Entertainment	2,321	2,389	6,467	7,618
Direct Broadcast Satellite Television(a)	—	—	—	2,112
Other, Corporate and Eliminations	(333)	(376)	(959)	(1,061)

Total revenues	$7,228	$6,840	$20,680	$22,782

Less: DBS businesses, net of intercompany eliminations	—	—	—	(2,035)

Adjusted Total Revenues	$7,228	$6,840	$20,680	$20,747

Segment OIBDA:

Cable Network Programming	$1,375	$1,233	$3,931	$3,430
Television	125	141	600	605
Filmed Entertainment	470	382	921	1,176
Direct Broadcast Satellite Television(a)	—	—	—	234
Other, Corporate and Eliminations	(89)	(79)	(306)	(267)

Total Segment OIBDA	$1,881	$1,677	$5,146	$5,178

Less: DBS businesses	—	—	—	(234)

Adjusted Total Segment OIBDA	$1,881	$1,677	$5,146	$4,944

(a)	The Direct Broadcast Satellite (“DBS”) businesses, Sky Italia and Sky Deutschland AG, were sold to Sky in November 2014.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2016

CABLE NETWORK PROGRAMMING

Cable Network Programming quarterly segment OIBDA increased 12% to $1.38 billion driven by a 10% revenue increase on higher affiliate revenues and low double digit advertising revenue growth, partially offset by a 9% increase in expenses. The increase in expenses was primarily due to higher entertainment programming and marketing costs at FX Networks and higher political coverage costs at Fox News partially offset by lower sports rights costs at STAR India due to the absence of the prior year broadcast of the ICC Cricket World Cup. The Cable Network Programming segment third quarter results also included offsetting revenue and expenses related to the inclusion of results from the National Geographic non-channels businesses, which were acquired from the National Geographic Society in the second quarter. Foreign exchange fluctuations, primarily in Latin America and India, adversely impacted segment OIBDA growth by 5%.

Domestic affiliate revenue increased 7% reflecting sustained growth at FX Networks and FS1. Domestic advertising revenue grew 17% over the prior year period reflecting higher ratings and pricing at Fox News and a higher number of National Basketball Association games played in the current quarter at the Regional Sports Networks as well as the impact from the consolidation of the National Geographic non-channels businesses. Domestic OIBDA contributions increased 7% over the prior year led by higher contributions from FS1, Fox News and FX Networks.

International affiliate revenue increased 6% driven by strong local currency growth at the STAR India and Fox Networks Group International (“FNG International”) channels, formally known as Fox International Channels, or FIC, which was partially offset by a negative 14% impact from the strengthened U.S. dollar. International advertising revenue increased 6% as local currency growth at the STAR India and FNG International entertainment channels was partially offset by a negative 11% impact from the strengthened U.S. dollar. Quarterly OIBDA at the international cable channels increased 67% reflecting strong growth at the STAR India channels due to both higher affiliate and advertising revenues at the entertainment channels and lower rights costs at the sports channels due to the absence of the prior year broadcast of the ICC Cricket World Cup.

TELEVISION

Television generated quarterly segment OIBDA of $125 million, a $16 million decrease from the $141 million reported in the prior year quarter. Quarterly segment revenues were 5% higher than the corresponding period in the prior year due to strong retransmission consent revenue growth and higher advertising revenues led by higher political spending at the TV stations. The decrease in segment OIBDA was driven by higher contractual sports programming costs at the FOX Broadcast Network that more than offset the higher revenues.

FILMED ENTERTAINMENT

Filmed Entertainment generated quarterly segment OIBDA of $470 million, an increase of $88 million, or 23%, from the $382 million reported in the same period a year-ago. The OIBDA increase was driven by higher contributions from the film studio, led by the record-breaking worldwide theatrical release of Deadpool, which has grossed over $760 million in worldwide box office to date and is the top grossing R-rated movie ever, partially offset by lower television production results reflecting the absence of the network delivery of Glee, which aired its final season on the FOX Broadcast Network last year. Quarterly segment revenues decreased $68 million to $2.32 billion, primarily reflecting lower worldwide home entertainment and television production revenues and a 3% negative impact from foreign exchange rate fluctuations, partially offset by higher worldwide theatrical revenues, led by the theatrical release of Deadpool. Foreign exchange fluctuations adversely impacted segment OIBDA growth by 13%.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2016

REVIEW OF EQUITY (LOSSES) EARNINGS OF AFFILIATES’ RESULTS

The Company’s share of equity (losses) earnings of affiliates is as follows:

			Three Months Ended March 31,		Nine Months Ended March 31,
	% Owned		2016	2015	2016	2015
			US $ Millions
Sky	39	%(1)	$95	$453	$305	$1,145
Other equity affiliates	Various	(2)	(104)	(123)	(267)	(186)

Total equity (losses) earnings of affiliates			$(9)	$330	$38	$959

(1)	Please refer to Sky’s earnings releases for detailed information.
(2)	Primarily comprised of Endemol Shine Group, Hulu and STAR equity affiliates

Quarterly equity losses of affiliates were $9 million as compared to $330 million of equity earnings of affiliates in the same period a year-ago. This $339 million decrease primarily reflects lower contributions from Sky, principally due to prior year gain on the sale of its ownership stake of Sky Betting & Gaming (“SkyBet”) and higher losses from Hulu partially offset by lower losses from Endemol Shine Group.

OTHER ITEMS

Share repurchases

On August 4, 2015, the Board of Directors authorized the repurchase of an additional $5 billion of Class A Common Stock, excluding commissions. The Company currently expects to fully utilize this stock repurchase authorization over the twelve month period ending in August 2016, however, the completion date and the timing and amount of repurchases are at the Company’s discretion. The program may be modified, extended, suspended or discontinued at any time. The remaining authorized amount under the Company’s stock repurchase program as of March 31, 2016, excluding commissions, was approximately $1.6 billion.

During the quarter, the Company repurchased 28 million shares of Class A Common Stock for $744 million. As a result of the stock repurchase program, diluted weighted average common stock outstanding of 1.92 billion in this year’s quarter declined 9% from 2.11 billion in the same period a year ago.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2016

To receive a copy of this press release through the Internet, access 21st Century Fox’s corporate Web site located at http://www.21cf.com.

Audio from 21st Century Fox’s conference call with analysts on the third quarter results can be heard live on the Internet at 4:30 p.m. Eastern Standard Time today. To listen to the call, visit http://www.21cf.com.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

CONTACTS:
Reed Nolte, Investor Relations	Julie Henderson, Press Inquiries
212-852-7092	310-369-0773
Mike Petrie, Investor Relations	Nathaniel Brown, Press Inquiries
212-852-7130	212-852-7746

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2016

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
	US $ Millions, except per share amounts
Revenues	$7,228	$6,840	$20,680	$22,782

Operating expenses	(4,472)	(4,357)	(12,902)	(14,775)
Selling, general and administrative	(893)	(823)	(2,685)	(2,890)
Depreciation and amortization	(133)	(124)	(391)	(601)
Equity (losses) earnings of affiliates	(9)	330	38	959
Interest expense, net	(295)	(292)	(888)	(907)
Interest income	12	8	28	31
Other, net	(47)	(67)	(272)	5,008

Income from continuing operations before income tax expense	1,391	1,515	3,608	9,607
Income tax expense	(463)	(458)	(1,190)	(1,150)

Income from continuing operations	928	1,057	2,418	8,457
Loss from discontinued operations, net of tax	(3)	(15)	(8)	(38)

Net income	$925	$1,042	$2,410	$8,419

Less: Net income attributable to noncontrolling interests	(84)	(67)	(222)	(200)

Net income attributable to Twenty-First Century Fox, Inc. stockholders	$841	$975	$2,188	$8,219

Weighted average shares:	1,916	2,113	1,962	2,153

Income from continuing operations attributable to Twenty-First Century Fox, Inc. stockholders per share:	$0.44	$0.47	$1.12	$3.84

Net income attributable to Twenty-First Century Fox, Inc. stockholders per share:	$0.44	$0.46	$1.12	$3.82

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2016

CONSOLIDATED BALANCE SHEETS

	March 31, 2016	June 30, 2015
	US $ Millions
Assets:
Current assets:
Cash and cash equivalents	$4,993	$8,428
Receivables, net	6,756	5,912
Inventories, net	3,522	2,749
Other	349	287

Total current assets	15,620	17,376

Non-current assets:
Receivables, net	461	394
Investments	4,155	4,529
Inventories, net	7,108	6,411
Property, plant and equipment, net	1,660	1,722
Intangible assets, net	6,707	6,320
Goodwill	12,732	12,513
Other non-current assets	805	786

Total assets	$49,248	$50,051

Liabilities and Equity:
Current liabilities:
Borrowings	$475	$244
Accounts payable, accrued expenses and other current liabilities	3,828	3,937
Participations, residuals and royalties payable	1,856	1,632
Program rights payable	1,519	1,001
Deferred revenue	598	448

Total current liabilities	8,276	7,262

Non-current liabilities:
Borrowings	19,270	18,795
Other liabilities	3,226	3,105
Deferred income taxes	2,415	2,082
Redeemable noncontrolling interests	511	621
Commitments and contingencies
Equity:
Class A common stock, $0.01 par value	11	12
Class B common stock, $0.01 par value	8	8
Additional paid-in capital	12,503	13,427
Retained earnings	3,814	5,343
Accumulated other comprehensive loss	(1,865)	(1,570)

Total Twenty-First Century Fox, Inc. stockholders’ equity	14,471	17,220
Noncontrolling interests	1,079	966

Total equity	15,550	18,186

Total liabilities and equity	$49,248	$50,051

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2016

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended March 31,
	2016	2015
	US $ Millions
Operating activities:
Net income	$2,410	$8,419
Less: Loss from discontinued operations, net of tax	(8)	(38)

Income from continuing operations	2,418	8,457
Adjustments to reconcile income from continuing operations to cash provided by operating activities:
Depreciation and amortization	391	601
Amortization of cable distribution investments	53	61
Equity-based compensation	152	80
Equity earnings of affiliates	(38)	(959)
Cash distributions received from affiliates	225	223
Other, net	272	(5,008)
CLT20 contract termination costs	(420)	—
Deferred income taxes and other taxes	373	204
Change in operating assets and liabilities, net of acquisitions and dispositions:
Receivables and other assets	(866)	(550)
Inventories net of program rights payable	(814)	(657)
Accounts payable and other liabilities	266	171

Net cash provided by operating activities from continuing operations	2,012	2,623

Investing activities:
Property, plant and equipment	(156)	(320)
Acquisitions, net of cash acquired	(908)	(142)
Investments in equity affiliates	(87)	(1,108)
Other investments	(229)	(53)
Proceeds from dispositions, net	—	8,610

Net cash (used in) provided by investing activities from continuing operations	(1,380)	6,987

Financing activities:
Borrowings	1,195	2,534
Repayment of borrowings	(502)	(2,174)
Excess tax benefit from equity-based compensation	11	49
Repurchase of shares	(3,958)	(4,784)
Dividends paid and distributions	(465)	(494)
Purchase of subsidiary shares from noncontrolling interests	(287)	(650)

Net cash used in financing activities from continuing operations	(4,006)	(5,519)

Net decrease in cash and cash equivalents from discontinued operations	(15)	(38)
Net (decrease) increase in cash and cash equivalents	(3,389)	4,053
Cash and cash equivalents, beginning of year	8,428	5,415
Exchange movement on cash balances	(46)	(192)

Cash and cash equivalents, end of period	$4,993	$9,276

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2016

SEGMENT INFORMATION

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
	US $ Millions
Revenues:

Cable Network Programming	$3,941	$3,590	$11,108	$10,205
Television	1,299	1,237	4,064	3,908
Filmed Entertainment	2,321	2,389	6,467	7,618
Direct Broadcast Satellite Television(a)	—	—	—	2,112
Other, Corporate and Eliminations	(333)	(376)	(959)	(1,061)

Total revenues	$7,228	$6,840	$20,680	$22,782

Less: DBS businesses, net of intercompany eliminations	—	—	—	(2,035)

Adjusted Total Revenues	$7,228	$6,840	$20,680	$20,747

Segment OIBDA:

Cable Network Programming	$1,375	$1,233	$3,931	$3,430
Television	125	141	600	605
Filmed Entertainment	470	382	921	1,176
Direct Broadcast Satellite Television(a)	—	—	—	234
Other, Corporate and Eliminations	(89)	(79)	(306)	(267)

Total Segment OIBDA	$1,881	$1,677	$5,146	$5,178

Less: DBS businesses	—	—	—	(234)

Adjusted Total Segment OIBDA	$1,881	$1,677	$5,146	$4,944

Depreciation and amortization:

Cable Network Programming	$79	$70	$229	$219
Television	29	29	88	84
Filmed Entertainment	20	21	60	84
Direct Broadcast Satellite Television	—	—	—	202
Other, Corporate and Eliminations	5	4	14	12

Total depreciation and amortization(b)	$133	$124	$391	$601

Less: DBS businesses	—	—	—	(202)

Adjusted total depreciation and amortization	$133	$124	$391	$399

(a)	The DBS businesses were sold to Sky in November 2014.
(b)

The three months ended March 31, 2016 and 2015 include the amortization of definite lived intangible assets of $64 million and $60 million, respectively. The nine months ended March 31, 2016 and 2015 include the amortization of definite lived intangible assets of $182 million and $243 million, respectively. These amounts principally reflect purchase price amortization related to acquisitions.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2016

CONSOLIDATED REVENUES BY COMPONENT

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
	US $ Millions
Affiliate fees	$2,939	$2,740	$8,321	$7,652
Subscription	—	—	—	1,964
Advertising	1,907	1,840	5,950	5,944
Content	2,288	2,189	6,046	6,938
Other	94	71	363	284

Total revenues	$7,228	$6,840	$20,680	$22,782

CONSOLIDATED ADJUSTED REVENUES BY COMPONENT (EXCLUDING DBS BUSINESSES, NET OF ELIMINATIONS)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
	US $ Millions
Affiliate fees	$2,939	$2,740	$8,321	$7,695
Advertising	1,907	1,840	5,950	5,838
Content	2,288	2,189	6,046	6,961
Other	94	71	363	253

Total Adjusted Revenues	$7,228	$6,840	$20,680	$20,747

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2016

NOTE 1 – TOTAL SEGMENT OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

The Company evaluates the performance of its operating segments based on segment operating income before depreciation and amortization (“OIBDA”), and management uses total segment OIBDA as a measure of the performance of operating businesses separate from non-operating factors. Total segment OIBDA is a non-GAAP measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements. This measure excludes items, such as depreciation and amortization as well as impairment charges, which are significant components in assessing the Company’s financial performance.

Management believes that total segment OIBDA is an appropriate measure for evaluating the operating performance of the Company’s business and provides investors and equity analysts a measure to analyze operating performance of the Company’s business and enterprise value against historical data and competitors’ data. Segment OIBDA is the primary measure used by our chief operating decision maker to evaluate the performance of and allocate resources to the Company’s business segments.

Segment OIBDA does not include depreciation and amortization and the amortization of cable distribution investments and eliminates the variable effect across all business segments of depreciation and amortization. Depreciation and amortization expense includes the depreciation of property and equipment, as well as amortization of finite-lived intangible assets. Amortization of cable distribution investments represents a reduction against revenues over the term of a carriage arrangement and, as such, it is excluded from segment operating income before depreciation and amortization.

In addition, total segment OIBDA does not include: Discontinued operations, Equity (losses) earnings of affiliates, Interest expense, net, Interest income, Other, net, Income tax expense and Net income attributable to noncontrolling interests.

The following table reconciles revenues to total segment OIBDA and from total segment OIBDA to Income from continuing operations before income tax expense:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
	US $ Millions
Revenues	$7,228	$6,840	$20,680	$22,782
Operating expenses	(4,472)	(4,357)	(12,902)	(14,775)
Selling, general and administrative	(893)	(823)	(2,685)	(2,890)
Add: Amortization of cable distribution investments	18	17	53	61

Total Segment OIBDA	1,881	1,677	5,146	5,178
Amortization of cable distribution investments	(18)	(17)	(53)	(61)
Depreciation and amortization	(133)	(124)	(391)	(601)
Equity (losses) earnings of affiliates	(9)	330	38	959
Interest expense, net	(295)	(292)	(888)	(907)
Interest income	12	8	28	31
Other, net	(47)	(67)	(272)	5,008

Income from continuing operations before income tax expense	$1,391	$1,515	$3,608	$9,607

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2016

	Three Months Ended March 31, 2016
	US $ Millions
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$3,941	$(2,584)	$18	$1,375
Television	1,299	(1,174)	—	125
Filmed Entertainment	2,321	(1,851)	—	470
Other, Corporate and Eliminations	(333)	244	—	(89)

Consolidated Total	$7,228	$(5,365)	$18	$1,881

	Three Months Ended March 31, 2015
	US $ Millions
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$3,590	$(2,374)	$17	$1,233
Television	1,237	(1,096)	—	141
Filmed Entertainment	2,389	(2,007)	—	382
Other, Corporate and Eliminations	(376)	297	—	(79)

Consolidated Total	$6,840	$(5,180)	$17	$1,677

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2016

	Nine Months Ended March 31, 2016
	US $ Millions
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$11,108	$(7,230)	$53	$3,931
Television	4,064	(3,464)	—	600
Filmed Entertainment	6,467	(5,546)	—	921
Direct Broadcast Satellite Television	—	—	—	—
Other, Corporate and Eliminations	(959)	653	—	(306)

Consolidated Total	$20,680	$(15,587)	$53	$5,146

Less: DBS businesses, net of intercompany eliminations	—	—	—	—

Adjusted Consolidated Total	$20,680	$(15,587)	$53	$5,146

	Nine Months Ended March 31, 2015
	US $ Millions
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$10,205	$(6,836)	$61	$3,430
Television	3,908	(3,303)	—	605
Filmed Entertainment	7,618	(6,442)	—	1,176
Direct Broadcast Satellite Television	2,112	(1,878)	—	234
Other, Corporate and Eliminations	(1,061)	794	—	(267)

Consolidated Total	$22,782	$(17,665)	$61	$5,178

Less: DBS businesses, net of intercompany eliminations	(2,035)	1,801	—	(234)

Adjusted Consolidated Total	$20,747	$(15,864)	$61	$4,944

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2016

NOTE 2 – ADJUSTED NET INCOME AND ADJUSTED EPS FROM CONTINUING OPERATIONS

The calculation of income and earnings per share (“EPS”) from continuing operations attributable to stockholders excluding Equity affiliate adjustments and Other, net, net of tax (“adjusted income and diluted EPS from continuing operations attributable to stockholders”) may not be comparable to similarly titled measures reported by other companies, since companies and investors may differ as to what type of events warrant adjustment. Adjusted income and diluted EPS from continuing operations attributable to stockholders are not measures of performance under generally accepted accounting principles and should not be construed as substitutes for consolidated net income and EPS as determined under GAAP as a measure of performance. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to investors to assist in their analysis of our performance relative to prior periods and our competitors.

The Company uses adjusted income and diluted EPS from continuing operations attributable to stockholders to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

The following table reconciles reported income and reported diluted EPS from continuing operations attributable to stockholders to adjusted income and diluted EPS from continuing operations attributable to stockholders for the three months ended March 31, 2016 and 2015.

	Three Months Ended
	March 31, 2016		March 31, 2015
	Income	EPS	Income	EPS
	US $ Millions, except per share data
Income from continuing operations	$928		$1,057
Less: Net income attributable to noncontrolling interests	(84)		(67)

Income from continuing operations attributable to stockholders	$844	$0.44	$990	$0.47
Equity affiliate adjustments (net of provision for income taxes of $14 and -$89 for the three months ended March 31, 2016 and 2015, respectively)(a)	28	0.01	(165)	(0.08)
Other, net (net of provision for income taxes of $12 and $4 for the three months ended March 31, 2016 and 2015, respectively)	35	0.02	63	0.03

As adjusted	$907	$0.47	$888	$0.42

(a)

Equity (losses) earnings of affiliates for the three months ended March 31, 2016 was adjusted to remove from Sky’s results 21st Century Fox’s share of Sky’s purchase price amortization related to its acquisition of the DBS businesses from the Company and from Endemol Shine Group’s results 21st Century Fox’s share of Endemol Shine Group’s debt revaluation and other discrete costs. Equity earnings of affiliates for the three months ended March 31, 2015 was adjusted to remove from Sky’s results 21st Century Fox’s share of Sky’s gain on the sale of its ownership stake in SkyBet, partially offset by purchase price amortization related to its acquisition of the DBS businesses from the Company and from Endemol Shine Group’s results 21st Century Fox’s share of Endemol Shine Group’s debt revaluation and other discrete costs.